SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 26, 1999

                         MANPOWER INC.
     (Exact name of registrant as specified in its charter)



       Wisconsin                      1-10686                39-1672779
(State or other jurisdiction   (Commission file number)    (IRS Employer
 of incorporation)                                         Identification No.)


                    5301 North Ironwood Road
                   Milwaukee, Wisconsin 53217
            (Address of principal executive offices)



Registrant's telephone number, including area code: (414) 961-1000

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Item 5.  Other Events.

     On April 26, 1999, Manpower Inc. (the "Company") announced the retirement of Mitchell S. Fromstein, the Company's Chairman, President and Chief Executive
Officer, effective April 30, 1999. He retired from his position as Chairman, President, and Chief Executive
Officer and as a Director of the Company and from all other positions as an officer of the Company and as a director of each subsidiary and affiliate of the Company. Mr. Fromstein will become Chairman Emeritus
(a non-director and non-executive officer post) and will serve as an adviser to the Company.

     Jeffrey A. Joerres, Senior Vice President -
European Operations and Marketing and Major Account
Development of the Company has been appointed President and Chief Executive Officer of the Company effective
April 30, 1999. Mr. Joerres has also been appointed as a Director of the Company to fill the vacancy created by Mr. Fromstein's resignation. John R. Walter, a
Director of the Company, has been appointed as the Company's Chairman.

     The Company's Press Release issued April 26, 1999 is attached as an exhibit to this report and is incorporated herein by reference.



Item 7.  Exhibits.

Exhibit No.         Description

  99.1        Press Release dated April 26, 1999

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                           SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MANPOWER INC.


Date: April 27, 1999               /s/ Michael J. Van Handel
                                   -------------------------
                                   Michael J. Van Handel
                                   Senior Vice President - Chief Financial
                                   Officer, Treasurer and Secretary

                     EXHIBIT INDEX

Exhibit No.         Description

  99.1              Press Release dated April 26, 1999.


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